Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”), dated as of July 26, 2018, is entered into among Rokk3r Labs LLC, a Florida limited liability company (the “Company”), Rokk3r Inc., a Nevada corporation (the “Target Company”), and 10X Capital Management Limited (the “Purchaser”).

WHEREAS, the Target Company has authorized the sale and issuance of up to 4,687,500 shares of Series B Convertible Preferred Stock, $0.0001 par value per share (the “Series B Preferred Stock”), with the rights and restrictions set forth in the Certificate of Designation of Preferences and Rights of Series B Convertible Preferred Stock of the Target Company (the “Certificate of Designation”); and

WHEREAS, subject to the terms and conditions set forth herein, the Target Company wishes to issue and sell to the Purchaser, and the Purchaser wishes to purchase from the Target Company, 3,906,250 shares of Series B Preferred Stock in the aggregate in the Initial Closing and the Monthly Closings (both terms as defined below) in exchange for the consideration, and up to an additional 781,250 shares of Series B Preferred Stock in the Final Closing (as defined below); and

WHEREAS, as a condition and inducement to the Purchaser completing the purchase of the Securities (as defined below), the Company agrees to pledge certain collateral to the Purchaser as security interest against the payment and performance of the Target Company of its obligations under this Agreement and the Securities pursuant to that certain Security and Pledge Agreement dated as of the date hereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms not otherwise defined in this Agreement will have the meanings set forth in this Section 1.

1.1 “Commitment Period” means that period of time beginning on the date of the Initial Closing and ending on the earlier of (i) the four-month anniversary following the date of the Initial Closing, or (ii) the Purchaser’s purchase of an aggregate of 3,906,250 shares of Series B Preferred Stock under the Initial Closing and all Monthly Closings.

1.2 “Committed Securities” means a minimum of 781,250 shares of Series B Preferred Stock at a purchase price of $0.64 per share, up to an aggregate of 3,906,250 shares of Series B Preferred Stock under the Initial Closing and all Monthly Closings.

1.3 “Monthly Basis” means on or about the monthly anniversary of the date of the Initial Closing during the Commitment Period, as set forth on Schedule 1.

1.4 “Optional Securities” means up to 781,250 additional shares of Series B Preferred Stock at a purchase price of $0.64 per share under the Final Closing.

1.5 “Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization or other entity.

1.6 “Securities” means the shares of Series B Preferred Stock issued to the Purchaser pursuant to this Agreement, including any shares issued at the Initial Closing, Monthly Closings and Final Closing.

1.7 “Securities Act” means the Securities Act of 1933, as amended.

2. Purchase and Sale of Securities.

2.1 The Target Company has, prior to the Initial Closing (as defined below), authorized (a) the sale and issuance of up to 4,687,500 shares of Series B Preferred Stock and (b) the reservation of shares of Common Stock of the Target Company, par value $0.0001 per share for issuance upon conversion of such shares of Series B Preferred Stock.

2.2 The Purchaser agrees to purchase at the Initial Closing and the Target Company agrees to sell and issue to the Purchaser at the Initial Closing, 781,250 shares of Committed Securities, as set forth on Schedule 1, at a purchase price of $0.64 per share.

2.3 On a Monthly Basis, in the absence of a material adverse change to the Target Company’s business, operations or financial condition, the Purchaser agrees to purchase and the Target Company agrees to sell and issue to the Purchaser a minimum of 781,250 shares of Committed Securities (any such amount of Committed Securities to be determined by the Purchaser in its sole discretion, provided that the Purchaser is required to purchase at least 781,250 shares of Committed Securities as set forth on Schedule 1), at a purchase price of $0.64 per share (each a “Monthly Closing”). In the event Purchaser becomes aware of a material adverse change to the Target Company’s business, operations or financial condition, Purchaser shall promptly notify the Target Company in writing, and Target Company will have 30 days after notification to correct to Purchaser’s satisfaction the material adverse change, upon which, Purchaser’s Monthly Closing commitment will resume.

2.4 After the Commitment Period has ended and not later than six (6) months after the date of the Initial Closing, the Purchaser may, but shall not be obligated to, purchase from the Target Company, and the Target Company agrees to sell and issue to the Purchaser in a single Closing, any or all of Optional Securities not previously purchased by the Purchaser, at a purchase price of $0.64 per share (the “Final Closing”).

3. Closing.

3.1 The term “Closing” shall apply to each closing with respect to a purchase of Series B Preferred Stock as contemplated hereby unless otherwise specified.

3.2 The initial purchase and sale of Committed Securities in return for the consideration paid by Purchaser will take place remotely via the exchange of documents and signatures on the date of this Agreement, or at such other time and place as the Target Company and the Purchaser agree upon orally or in writing (which time and place are designated as the “Initial Closing”).  For all Monthly Closings, the purchase and sale of Securities in return for the consideration paid by Purchaser will take place remotely via the exchange of documents and signatures on a Monthly Basis, consistent with Schedule 1, or at such time and place as the Target Company and the Purchaser agree upon orally or in writing. For the Final Closing, the purchase and sale of Securities in return for the consideration paid by Purchaser will take place remotely via the exchange of documents and signatures at such time and place as the Target Company and the Purchaser agree upon orally or in writing.

3.3 All purchases and sales made at each Closing shall be made on the terms and conditions set forth in this Agreement, and (i) the representations and warranties of the Company and the Target Company set forth in Section 8 hereof shall be deemed to be made as of the date of each such Closing and the Target Company shall update any disclosures thereof, and (ii) the representations and warranties of the Purchaser in Section 9 hereof shall be deemed to be made as of the date of each such Closing.

3.4 Immediately after each Closing, the parties agree that Schedule 1 will be amended to list the number of Securities purchased and issued to the Purchaser hereunder at each Closing.  The Target Company will furnish to the Purchaser copies of the amendments to Schedule 1 referred to in the preceding sentence.

3.5 At each Closing, the Purchaser will deliver the consideration to the Target Company applicable to such Closing, and the Target Company will deliver to the Purchaser a stock certificate in return for the respective consideration.

4. Terms of the Securities. The terms of the Securities are as set forth in the Certificate of Designation for the Series B Convertible Preferred Stock.

5. Security. The obligations of the Target Company in the Securities shall be secured by the Company’s Portfolio Investments as defined in Exhibit A attached hereto and as provided for pursuant to the Security and Pledge Agreement.  Portfolio Investments and the security interest shall not be transferred or assigned by the Company, unless permitted by the Security and Pledge Agreement.

6. Covenants.

6.1 Use of Proceeds.  The Target Company shall use the proceeds from the issuance of the Securities solely for the operations of its business and for working capital purposes, and not for (i) any personal, family or household purpose, or (ii) the repayment of indebtedness for borrowed money, redemption or repurchase of securities, or payments to employees other than regular salaries, relocation expenses and reimbursements for costs incurred on behalf of the Target Company in the ordinary course of business.

6.2 Sufficient Securities.  The Target Company shall take or cause to be taken all actions necessary to assure that there exist sufficient shares of Securities to permit the full and complete issuance of the Securities contemplated hereunder.

7. Additional Agreements.

7.1 Effective as of the Initial Closing, the Certificate of Designation, substantially in the form attached hereto as Exhibit B, shall have been filed with the Secretary of State of the State of Nevada.

7.2 Effective as of the Initial Closing, the Company, the Target Company and the Purchaser shall have entered into the Security and Pledge Agreement (the “Security and Pledge Agreement”), substantially in the form attached hereto as Exhibit C.

7.3 Effective as of the Initial Closing, the Target Company and the Purchaser shall have entered into the Investor Rights Agreement (the “Investor Rights Agreement”), substantially in the form attached hereto as Exhibit D.

7.4 The representations and warranties made by the Company, the Target Company and the Purchaser shall be true and correct as of the date of each Closing.  For each Closing after the Initial Closing, each of the Company, the Target Company and the Purchaser shall confirm that such representations and warranties are true and correct as of the date of each such Closing, confirmed by an Officer’s Certificate of each party delivered at each such Closing as a condition thereto in substantially the form attached hereto as Exhibit E.

8. Representations and Warranties of the Company and the Target Company. In connection with the transactions contemplated by this Agreement, the Company and the Target Company hereby jointly and severally represent and warrant to the Purchaser as follows:

8.1 Due Incorporation.  The Company is a limited liability company duly organized and validly existing under the laws of the State of Florida. The Target Company is a corporation duly organized and validly existing under the laws of the State of Nevada.  Each of the Company and the Target Company (i) has all requisite corporate power and authority to carry on its business as now conducted and (ii) is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify or to be in good standing would have a material adverse effect.

8.2 Capitalization.

(a) Each of the Company’s and the Target Company’s total authorized and issued capitalization immediately prior to the Initial Closing is as set forth on Exhibit F.

(b) The Securities to be issued, sold and delivered hereunder will be duly authorized and validly issued, fully paid and nonassessable and, based in part upon the representations and warranties of the Purchaser in this Agreement, will be issued in compliance with all applicable U.S. federal and state securities laws.

8.3 Authority.  The execution and delivery of this Agreement and the performance by each of the Company and the Target Company of its respective obligations hereunder, (a) are within the power of each of the Company and the Target Company; (b) have been duly authorized by all necessary actions on the part of each of the Company and the Target Company; (c) will not violate or conflict with, in any material respect, or give rise to any termination right, under (i) any provision of the Company or the Target Company’s respective organizational documents or any material judgment, order, writ, decree, statute, rule or regulation applicable to each, (ii) any material agreement or commitment to which the Company or the Target Company is a party, or (iii) any law, rule, regulation or order of any court or other governmental agency applicable to the Company or the Target Company; (D) will not violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company or the Target Company is a party or by which it is bound; and (E) will not result in the creation or imposition of any material lien, charge or encumbrance upon any material assets or revenue of the Company or the Target Company or the suspension, revocation, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company or the Target Company, its business or operations, or any of its assets or properties.

8.4 Enforceability.  Each transaction document executed, or to be executed under this Agreement, by the Company or the Target Company has been, or will be upon delivery, duly executed and delivered by the Company or the Target Company respectively and constitutes, or will constitute upon delivery, a legal, valid, and binding obligation of the Company or the Target Company respectively, enforceable against the Company and/or the Target Company in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

8.5 Portfolio Investments. All equity interests in Portfolio Investments that are owned by the Company have been duly authorized and are validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights, rights of first refusal, rights of first offer or similar rights. The Company has good title to such equity interests. The Security and Pledge Agreement creates valid security interests in, and liens on, Portfolio Investments purported to be covered thereby.

8.6 Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of this Agreement executed by the Company and the Target Company and the performance and consummation of the transactions contemplated hereby, other than such as have been obtained and remain in full force and effect and other than such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement. Based in part on the accuracy of the representations of Purchaser in this Agreement, the Securities will be issued in compliance with all applicable federal and state securities laws.

8.7 No Violation or Default. Neither the Company or the Target Company is in violation of or in default with respect to (a) its organizational documents or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; or (b) any material mortgage, indenture, agreement, instrument or contract to which the Company or the Target Company is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default).

8.8 Litigation. Except as provided for in Exhibit 8.8, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of the Company or the Target Company, threatened against the Company or the Target Company or any of their properties or any of their directors, officers or managers (in their capacities as such). There is no judgment, decree or order against the Company or the Target Company or any of their directors, officers or managers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a material adverse effect on the Company or the Target Company.

8.9 Intellectual Property. To its knowledge, each of the Company and the Target Company has sufficient title and ownership of, or licenses to, all patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted without any violation or infringement of the rights of others.

8.10 Disclosure.  No representation or warranty by the Company or the Target Company contained in this Agreement or any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Company or the Target Company pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

9. Representations and Warranties of the Purchaser. In connection with the transactions contemplated by this Agreement, Purchaser, hereby represents and warrants to the Company as follows:

9.1 Authorization. Purchaser has full power and authority to enter into this Agreement and to perform all obligations required to be performed by it hereunder. This Agreement, when executed and delivered by Purchaser, will constitute Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

9.2 Purchase Entirely for Own Account. Purchaser acknowledges that this Agreement is made with Purchaser in reliance upon Purchaser’s representation to the Company and the Target Company, which Purchaser confirms by executing this Agreement, that the Securities will be acquired for investment for Purchaser’s own account, not as a nominee or agent (unless otherwise specified on Purchaser’s signature page hereto), and not with a view to the resale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.

9.3 Investment Experience. Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

9.4 Accredited Investor. Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. Purchaser agrees to furnish any additional information requested by the Company to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities.

9.5 Restricted Securities. Purchaser understands that the Securities have not been registered under the Securities Act or any state securities laws, by reason of specific exemptions under the provisions thereof which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of each Purchaser’s representations as expressed herein. Purchaser understands that the Securities are “restricted securities” under U.S. federal and applicable state securities laws and that, pursuant to these laws, Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and registered or qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser agrees to the imprinting, so long as is required by this Section 9.5, of a legend on any of the Securities in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION ARE NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE SET FORTH HEREIN. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

9.6 No Public Market. Purchaser understands that no public market now exists for the Securities.

9.7 No General Solicitation. Purchaser acknowledges that neither the Target Company nor any other Person offered to sell the Securities to it by means of any form of general solicitation or advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

9.8 Residence. If the Purchaser is a partnership, corporation, limited liability company or other entity, such Purchaser’s principal place of business is located in the state or province identified in the address shown on Purchaser’s signature page hereto.

9.9 No Disqualification Events.  With respect to the Securities to be offered and sold hereunder, none of the Purchaser, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of Purchaser, any beneficial owner of 20% or more of the Purchaser’s outstanding voting equity securities, calculated on the basis of voting power (each, a “Covered Person” and, together, “Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Purchaser has exercised reasonable care to determine whether any Covered Person is subject to a Disqualification Event. The Purchaser has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Company a copy of any disclosures provided thereunder.

10. Miscellaneous.

10.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement will inure to the benefit of, and be binding upon, the respective successors and assigns of the parties; provided, however, that the Company and the Target Company may not assign its obligations under this Agreement without the written consent of the Purchaser. This Agreement and the Securities are freely transferable by the Purchaser, subject to the restrictions set forth in Section 9.5 and as provided for in the Certificate of Designation. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

10.2 Governing Law. This Agreement and the Securities will be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

10.3 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, email (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

10.4 Titles and Subtitles. The titles and subtitles used in this Agreement are included for convenience only and are not to be considered in construing or interpreting this Agreement.

10.5 Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) upon receipt of a return receipt if sent via electronically; (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the respective parties at the addresses shown on the signature pages hereto (or to such email address or other address as subsequently modified by written notice given in accordance with this Section 0).

10.6 No Finder’s Fee. Each party represents that it neither is nor will be obligated to pay any finder’s fee, broker’s fee or commission in connection with the transactions contemplated by this Agreement. Purchaser agrees to indemnify and to hold the Target Company and Company harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this Agreement (and the costs and expenses of defending against such liability or asserted liability) for which Purchaser or any of its officers, employees or representatives is responsible. The Company and the Target Company agree to jointly and severally indemnify and hold Purchaser harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this Agreement (and the costs and expenses of defending against such liability or asserted liability) for which the Company or the Target Company or any of their officers, employees or representatives is responsible.

10.7 Expenses. Each party will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

10.8 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

10.9 Entire Agreement; Amendments and Waivers. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Notwithstanding the foregoing, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company, the Target Company and the Purchaser. Any waiver or amendment effected in accordance with this Section 0 will be binding upon each party to this Agreement and each holder of Securities purchased under this Agreement then outstanding and each future holder of all such Securities.

10.10 Effect of Amendment or Waiver. Purchaser acknowledges and agrees that by the operation of Section 0 hereof, the Purchaser will have the right and power to diminish or eliminate all rights of Purchaser under this Agreement.

10.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provisions were so excluded and this Agreement will be enforceable in accordance with its terms.

10.12 Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the terms of this Agreement and any agreements executed in connection herewith or therewith.

10.13 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

ROKK3R INC. By /s/ Nabyl Charania Name: Nabyl Charania Title: CEO Address: 2121 NW 2nd Ave #203 Miami, FL 33127 Email Address:
ROKK3R LABS LLC By /s/ Juan Montoya Name: Juan Montoya Title: COO Address: 2121 NW 2nd Ave #203 Miami, FL 33127 Email Address:

10X CAPITAL MANAGEMENT LIMITED By /s/ Jonathan Sanchez-Jaimes Name: Jonathan Sanchez-Jaimes Title: Director Address: Clarendon House, 2 Church Street Hamilton, HM 11, Bermuda Email Address:

SCHEDULE 1

Initial Closing Date: July 27, 2018

Purchaser	Initial Closing and Monthly Closings Dates	Consideration	Actual Number of Series B Preferred Shares issued to Purchaser in exchange for Consideration

10X Capital Management Limited	July 27, 2018 August 27, 2018 September 27, 2018 October 27, 2018 November 27, 2018	$500,000 $500,000 $500,000 $500,000 $500,000	Minimum 781,250 minimum 781,250 minimum 781,250 minimum 781,250 minimum 781,250
TOTAL		$2,500,000	3,906,250

EXHIBIT A

Portfolio Investments

Company Name	Jurisdiction	Pledgor’s % Ownership	Aggregate Value of Ownership Interest

Admobilize, LLC.	Florida	2.8978%	$809,200
Boatyard Inc.	Delaware	1.77%	$70,800
FittingRoom Social Inc.[1]	Delaware	60.00%	$3,540,000
Good World Games, Inc.	Delaware	0.44%	$25,960
Voike Inc.	Florida	8.50%	$1,020,000
Gada Inc.	Delaware	10%	$590,000
Hotswitch LLC.	Florida	5.47%	$344,610
Plarity Inc.[1]	Delaware	100.00%	$5,900,000
SoStereo Music Group LLC.	Florida	8.59%	$601,300
Hyp3r Inc.	Delaware	2.72%	$1,424,805
Uniko Inc.	Delaware	7.00%	$455,000
Jinglz, Inc.	Florida	9.39%	$1,502,400
Oye Marco SAS[2]	Colombia	97.50%	$5,752,500
Play & Earn Inc.	Delaware	4.32%	$432,000
Pensive Ventures Inc.	Delaware	12.00%	$708,000
EXO Works Inc	Delaware	1.00%	$59,000
Urpin Limited	Hong Kong	7.00%	$413,000
Promodoro XL.com Ltd	United Kingdom	15.00%	$450,000
Bizu LLC	Delaware	1.00%	$25,000
Emerge.me LLC	Connecticut	20.00%	$1,700,000
The Hairport App Ltd.	United Kingdom	7.50%	$225,000
Go Train Applications Ltd.	United Kingdom	10.00%	$300,000
Uchooz Ltd.[3]	United Kingdom	15.00%	$450,000
Scale.IT LLC.		100.00%	$5,900,000
10XU Inc.		100.00%	$5,900,000
Joule.AI Inc	Delaware	10.00%	$590,000
Emoquo Ltd.	United Kingdom	3.00%	$90,000
Giddy Ltd.[4]	United Kingdom	100.00%	$3,000,000
Zingo Inc.	Delaware	20.00%	$240,000
Cytrust Inc.	Florida	26.00%	$234,000
FleetFlex Inc.	Delaware	12.00%	$144,000

______________________

1 The intellectual property of  FittingRoom Social Inc. and Plarity Inc. was transferred to Rokk3r Inc. on December 26, 2017 by means of the Asset and Intellectual Property Contribution and Assignment Agreement between Rokk3r Labs LLC. and Rokk3r Inc. (f.k.a Eight Dragons Company). [Form 8-K filed on January 2, 2018]

2 Pledgor owns 100% of Rokk3r Labs SAS, a Colombian entity that in turn owns 97.5% of Oye Marco SAS.

3 Uchooz Ltd. was dissolved on August 8, 2017 and Pledgor currently owns the intellectual property.

4 Giddy Ltd. was dissolved on February 2, 2018 and Pledgor currently owns the intellectual property.

 EXHIBIT B

Form of Certificate of Designation

Attached.

EXHIBIT C

Form of Security and Pledge Agreement

Attached.

EXHIBIT D

Form of Investor Rights Agreement

Attached.

EXHIBIT E

Form of Officer’s Certificate

OFFICER’S CERTIFICATE OF [NAME OF PARTY]
[Date of Monthly/Final Closing]

This Officer’s Certificate (“Certificate”) is delivered pursuant to Section 7.4 of that certain Stock Purchase Agreement, dated as of July [____], 2018 (“Agreement”), by and between Rokk3r Labs LLC, a Florida limited liability company (the “Company”), Rokk3r Inc., a Nevada corporation (the “Target Company”), and 10X Capital Management Limited (the “Purchaser”).  Each capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Agreement.

The undersigned officer, [________________], in his capacity as [_______________] of [Company/Target Company/Purchaser] (and not in his/her individual capacity), certifies on behalf of [Company/Target Company/Purchaser] as follows:

(a) I am the duly appointed, qualified and acting [_____________] of [Company/Target Company/Purchaser] and am authorized to certify the matters set forth herein and execute and deliver this Certificate.

(b) The representations and warranties of [Company/Target Company/Purchaser] contained in the Agreement are true and correct in all respects on and as of the date hereof with the same effect as though made on and as of the date hereof (except those representations and warranties that address matters only as of a specified date, which are true and correct in all respects as of that specified date).

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed and delivered on and as of the date first set forth above.

[COMPANY/TARGET COMPANY/PURCHASER]:

[Party Name]

By: _______________________________________
Name:
Title:

EXHIBIT F

Capitalization

1. Company

As of the date of this Agreement, the Company’s equity is divided in 1,546,333.12 units. The major shareholders are German Montoya (21.68%), NC 110 Inc. (21.68%), and Rokk3r Inc. (18.73%).  Other 14 members hold 37.91% of the equity.

2. Target Company

Shares Authorized

On March 8, 2018, the Company filed Amended and Restated Articles of Incorporation (the “Amended and Restated Articles”) with the Nevada Secretary of State to increase its authorized capital from 150,000,000 shares to 550,000,000 shares of which 500,000,000 are common stock, par value $0.0001 per share (the “Common Stock”) and 50,000,000 are preferred stock, par value $0.0001 per share (the “Preferred Stock”).

Preferred Stock

As of the date of this Agreement, the Company had no shares of preferred stock issued and outstanding.

Common Stock

As of the date of this Agreement, the Company has 100,664,818 shares of common stock issued and outstanding.

EXHIBIT 8.8

Litigation

Press Media Group, Inc.

On March 9, 2018, the Company and Rokk3r Labs LLC (“Rokk3r Labs,” and collectively, the “Plaintiffs”) filed a complaint against Press Media Group Inc., a Delaware corporation (“Press Media”), and Alberto Marzan, the founder and Chief Executive Officer of Press Media (collectively, the “Defendants”) in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida (Case No. 2018-007600-CA-01 CA08) (the “Rokk3r Complaint”). The complaint seeks relief for anticipatory breach of contract and declaratory judgement and alleges that the Defendants breached a joint venture agreement (the “JV Agreement”) pursuant to which the Company and the Defendants agreed to use their respective know-how and resources to acquire Afrostream Inc., a third-party company by failing to repay a $35,000 loan. The complaint seeks relief for fraudulent concealment and alleges that while the Company fulfilled its obligations under the JV Agreement by using their best efforts to procure funding for the acquisition and loaning $35,000 to Press Media for such purpose, the Defendants thwarted the deal by failing to provide the necessary due diligence and failing to disclose to the Company and potential investors Mr. Marzan’s criminal history as a convicted felon and accusations against him for insurance fraud. The complaint ultimately seeks relief in the form of: (i) damages incurred as a result of Mr. Marzan’s fraudulent concealment and failure to repay loans of at least $35,000; (ii) an award of attorneys’ fees, costs and disbursements; (iii) a declaration that Plaintiffs are not liable to Press Media in tort or contract; and (iv) an award of further relief as deemed just and proper.

On March 16, 2018, Press Media filed a separate complaint against the Company and Rokk3r Labs in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida (the “Press Media Complaint”). The Press Media Complaint alleges Breach of Contract, Breach of Fiduciary Duty, Fraud in the Inducement, existence of a Quasi-Contract, and Aiding and Abetting all of which stem from or relate to the JV Agreement. Based on applicable rules of civil procedure, we expect that the Press Media Complaint will be transferred to the judge assigned to the Rokk3r Complaint, and Press Media will have to bring their claims as counterclaims to the Rokk3r Complaint and the two cases will be consolidated with our company being the plaintiff.

Park Road Solutions, LLC and Jordan Fishman

On June 1, 2017, the Company, Eight Dragons Acquisition I, Inc., Park Road Solutions, Inc. (“Park Road”) and Jordan Fishman ostensibly signed an Agreement and Plan of Merger and Reorganization (the “Park Road Merger Agreement”) to acquire all of the issued and outstanding common shares of Park Road from Mr. Fishman in exchange for 80,000 shares of the Company’s common stock (the “Park Road Acquisition”). The Company rescinded the Park Road Merger Agreement, ab initio, due to, among other things, its legal insufficiency, a lack of consideration on the part of Mr. Fishman and Park Road and their failure to fulfill their obligations as provided for in the Merger Agreement. On May 8, 2017, the Company’s transfer agent issued 1,150,000 shares of its common stock in the name of Jordan Fishman in anticipation of acquiring an entity owned or controlled by Mr. Fishman. The plan to acquire the entity was abandoned prior to closing and the 1,150,000 shares were never delivered to Mr. Fishman and were cancelled.

Mr. Fishman has disputed the Company’s right to rescind the Park Road Merger Agreement, demanded that the Company deliver the 1,150,000 shares of the Company’s common stock without providing any legal basis for such demand and further demanded reimbursement of $36,626 for services and expenses ostensibly advanced for the benefit of Park Road. The Company believes its right to rescind the Park Road Acquisition, has no legal obligation to deliver the 1,150,000 shares to Mr. Fishman and disputes his other demands. If Mr. Fishman pursues legal action against the Company, the Company intends to vigorously defend its rights against Mr. Fishman. Pending the outcome of the dispute with Mr. Fishman, the Company has reserved 1,150,000 shares of its Common Stock for possible issuance in the event of a determination by a court of law or subsequent agreement between the Company and Mr. Fishman.

Sean Young Demand

On May 8, 2017, the Company’s transfer agent issued 1,250,000 shares of its common stock in the name of Sean Young in anticipation of acquiring an entity owned or controlled by Mr. Young. The plan to acquire the entity was abandoned prior to closing and the 1,250,000 shares were never delivered to Mr. Young and were cancelled.

On March 26, 2018, Mr. Young demanded that the Company deliver the 1,250,000 shares without providing any legal or factual basis for such demand and additionally demanded payment of $29,000 for services and expenses ostensibly advanced for the benefit of Park Road. The Company believes it has no legal obligation to deliver the 1,250,000 shares to Mr. Young and disputes his demand for payment. If Mr. Young pursues legal action against the Company, the Company intends to vigorously defend its rights against Mr. Young. Pending the outcome of the dispute with Mr. Young, the Company has reserved 1,250,000 shares of its Common Stock for possible issuance in the event of a determination by a court of law or subsequent agreement between the Company and Mr. Young.